                                                                  EXHIBIT 12

                   EMERSON ELECTRIC CO. AND SUBSIDIARIES
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   THREE MONTHS ENDED DECEMBER 31, 1999
                           (Dollars in millions)


Earnings:
   Income before income taxes <F1>                              $503.0
   Fixed charges                                                  69.4
                                                                ------
      Earnings, as defined                                      $572.4
                                                                ======

Fixed charges:
   Interest expense                                             $ 54.6
   One-third of all rents                                         14.8
                                                                ------
      Total fixed charges                                       $ 69.4
                                                                ======

Ratio of Earnings to Fixed Charges                                 8.2x
                                                                ======




<F1>
Represents income before income taxes and minority interests in the income of consolidated subsidiaries with fixed charges.